Exhibit 10.36

LIMITED WAIVER AGREEMENT

This Limited Waiver Agreement (“Agreement”) is made and entered into as of May 13, 2011, by and between FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), having an address at 8000 Maryland Avenue, Suite 1400, St. Louis, Missouri 63105, and REG DANVILLE, LLC, a Delaware limited liability company, formerly known as BLACKHAWK BIOFUELS, LLC (“Borrower”), having an address at 416 S. Bell Ave., Ames, Iowa 50010.

Recitals

The following recitals are a material part of this Agreement:

A. Lender and Borrower are parties to that certain Loan Agreement dated as of May 9, 2008, as amended by that certain First Amendment to Loan Agreement dated December 23, 2008, as further amended by that certain Second Amendment to Loan Agreement dated November 25, 2009, as further amended by that certain Third Amendment to Loan Agreement dated February 26, 2010, and as further amended by that certain Fourth Amendment to Loan Agreement and First Amendment to Revolving Credit Loan Note dated as of September 30, 2010 (as further amended, modified and/or restated from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. Borrower is in violation of certain covenants of the Loan Agreement, as more particularly described as follows (the “Existing Defaults”): (i) Section 7.33(a) of the Loan Agreement required Borrower to achieve a Minimum Fixed Charge Coverage Ratio for the fiscal quarter ending March 31, 2011 of at least 1.25 to 1.00, and Borrower failed to achieve such Fixed Charge Coverage Ratio for such period, and (ii) Section 7.33(b) of the Loan Agreement required Borrower to record no more than a Maximum Funded Debt to EBITDA Ratio for the fiscal quartering ending March 31, 2011 of no more than 5.0 to 1.0 and Borrower exceeded such Maximum Funded Debt to EBITDA for such period.

C. Borrower has requested that Lender waive the Existing Defaults.

D. Lender is willing to waive the Existing Defaults, but only subject to the terms and conditions set forth herein.

Contractual Provisions

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Limited Waiver of Defaults. Upon the terms and subject to the conditions set forth in this Agreement, the Lender hereby waives the Existing Defaults (“Waiver of Defaults”). This Waiver of Defaults shall be effective only in this specific instance and solely with respect to the Existing Defaults. This Waiver of Defaults shall not entitle the Borrower to any other or further waiver in any similar or other circumstances. Except as expressly set forth herein with respect to the Existing Defaults, by entering into this Agreement, Lender is not waiving any other default that may exist at this time under the Loan Agreement, and Lender reserves all rights and remedies available to it.

2. Waiver Fee. The Waiver of Defaults is expressly conditioned on Borrower’s payment to Lender of a non-refundable waiver fee in the amount of Ten Thousand and 00/100 Dollars ($10,000.00), which fee shall be due and payable by Borrower upon execution of this Agreement.

3. No Claims. Borrower acknowledges that there are no existing claims, defenses (personal or otherwise) or rights of set-off or recoupment whatsoever with respect to any of the Loan Documents. Borrower agrees that this Agreement in no way acts as a release or relinquishment of any liens in favor of the Lender securing payment of obligations and indebtedness between Borrower and Lender.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) The Recitals in this Agreement are true and correct in all respects.

(b) Borrower has the limited liability company power, and has been duly authorized by all requisite limited liability company action, to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Borrower.

(c) This Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors and (ii) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

(d) Borrower’s execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject; (ii) conflict with or result in a breach of Borrower’s Articles of Organization or Operating Agreement or any agreement or instrument to which Borrower is party or by which Borrower or its properties is bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of Lender.

(e) The obligation of Borrower to repay the Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

5. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the Obligations; or

(b) waive or impair any rights, powers or remedies of Lender under the Loan Documents.

In the event of any inconsistency between the terms of this Agreement and the Loan Agreement or any of the Loan Documents, this Agreement shall govern. Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

6. Conditions Precedent to Effectiveness of Agreement. This Agreement shall not be effective until:

(a) Lender shall have received this Agreement duly executed along with both Consents of Guarantor attached hereto;

(b) Lender shall have received notification from the IFA that the IFA has agreed and consented, without reservation, to all the terms of this Agreement to the extent the IFA’s consent and agreement is required under the IFA Guaranty Documents;

(c) Lender shall have received payment of the fees and costs required herein and under the Loan Agreement; and

(d) Lender has received such other and further documents as Lender shall have reasonably requested prior to the date hereof, all in form and substance satisfactory to Lender and its counsel.

7. Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

8. Miscellaneous.

(a) Borrower agrees to execute such other and further documents and instruments as Lender may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Agreement.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

(c) The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(d) This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(e) Any notices with respect to this Agreement shall be given in the manner provided for in the Loan Agreement.

(f) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

(g) All representations, warranties, covenants, agreements, undertakings, waivers and releases of Borrower contained herein shall survive until the Obligations are paid in full.

(h) Incorporation by Reference; Statement Required By Mo. Rev. Stat. Section 432.047. All of the terms, covenants and conditions of the Loan Documents are incorporated in, restated by, and made part of this Agreement by reference. Pursuant to Mo. Rev. Stat. Section 432.047, Lender hereby gives the following notice to Borrowers:

“Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the Loan Agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the opening paragraph above.

BORROWER:		LENDER:

REG DANVILLE, LLC, a Delaware limited liability company, formerly known as BLACKHAWK BIOFUELS, LLC		FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation

By:	/s/ Daniel J. Oh	By:	/s/ Mary Ann Lemonds
	Daniel J. Oh, President		Mary Ann Lemonds, Vice President

CONSENT OF GUARANTOR

Renewable Energy Group, Inc., a Delaware corporation (“Guarantor”), has executed in favor of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), those certain Guaranties dated as of May 9, 2008 and November 25, 2009 (the “Guaranties”) in which Guarantor guaranteed certain obligations of Borrower to Lender. The undersigned Guarantor does hereby consent to the terms of this Agreement and does hereby ratify and reaffirm the Guaranties as amended as of the date hereof, and agrees that the Guaranties shall remain in full force and effect in accordance with its terms as amended hereby. The undersigned Guarantor further agrees that its consent to this Agreement is not required, and that the Lender’s obtaining such consent shall in no way imply any requirement for obtaining such consent in similar circumstances in the future.

Date: May 13, 2011

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Daniel Oh
Name:	Daniel Oh
Title:	President

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

The Illinois Finance Authority (“Guarantor”), has executed in favor of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), that certain Guaranty dated May 9, 2008 (the “Guaranty”) in which Guarantor guaranteed certain obligations of Borrower to Lender. The undersigned Guarantor does hereby consent to the terms of the Loan Agreement as further amended by this Agreement and does hereby ratify and reaffirm the Guaranty as amended as of the date hereof, and agrees that the Guaranty shall remain in full force and effect in accordance with its terms as amended hereby.

The Illinois Freedom of Information Act (5 ILCS 120/1 et. seq.) (“Act”) requires that the public bodies are required to open their files for inspection or copying unless a specific exemption applies under 5 ILCS 140/7 of the Act. The Borrower has represented to the Guarantor that it will be furnishing information to the Guarantor that will be exempt under sections 5 ILCS 140/7 (1)(f) and (g) of the Act (or such future sections of the Act that may relate to the disclosure of trade secrets and commercial or financial information), which will include, but will not be limited to, operational performance of its facilities and other information which it considers to be trade secrets or which could otherwise cause competitive harm to the Borrower (“Confidential Information”). Any information furnished by Borrower in any filing with the Securities and Exchange Commission or other Federal agency shall not be considered Confidential Information for purposes of the Act. Guarantor acknowledges and agrees that the information to be furnished by Borrower or Lender to Guarantor pursuant to the Loan Agreement, if disclosed to others, could cause competitive harm to Borrower and its business.

So long as the information furnished by Borrower to Guarantor clearly states on each page of the submissions that it is Confidential Information under the Act, Guarantor will not release such information, unless directed to do so by a court of competent jurisdiction, without first advising Borrower in writing of the details under which the request is made and what action the Guarantor has taken to refrain from revealing the Confidential Information pursuant to a Freedom of Information request and providing Borrower with the opportunity to prevent disclosure by Guarantor.

Date: May 13, 2011

ILLINOIS FINANCE AUTHORITY

By:	/s/ Christopher B. Meister
Name:	Christopher B. Meister
Title:	Executive Director